Exhibit 99.3

NOTE

$75,000,000.00	July 30, 2010

FOR VALUE RECEIVED, Energy One LLC, a Wyoming limited liability company, (the “Borrower”), hereby promises to pay to the order of BNP Paribas (the “Lender”), at the principal office of BNP PARIBAS (the “Administrative Agent”), the principal sum of Seventy-Five Million and 00/100 Dollars ($75,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Credit Agreement dated as Of July 30, 2010 among the Borrower, the Administrative Agent, and the ,other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

ENERGY ONE LLC

By:	/s/ Mark J. Larsen
Mark J. Larsen
Manager

ALLONGE

To Note, dated July 30, 2010, by Energy One LLC in favor of BNP Paribas, in the original principal amount of Seventy Five Million and 00/100 Dollars ($75,000,000.00).

Pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION

BNP PARIBAS

By:	/s/ PJ de Filippis
Name: PJ de Filippis
Title: Managing Director

By:	/s/ Susan Kelly
Name: Susan Kelly
Title: Managing Director

NOTE

$100,000,000.00	April 20, 2012

FOR VALUE RECEIVED, ENERGY ONE LLC, a Wyoming limited liability company (the “Borrower”) hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the principal office of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”), the principal sum of One Hundred Million Dollars ($100,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Credit/ Agreement dated as of July 30, 2010 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

ENERGY ONE LLC

By:	/s/ Mark J. Larsen
Mark J. Larsen
Manager

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